Schedule 14A Information
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Preliminary Additional Materials
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.149-11(c) or Section 240.14a-
     12

                       FEDERATED PURCHASER, INC.
           (Name of Registrant as Specified in its Charter)

                          GARRY ROGERS, ESQ.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check appropriate box):

[X]  No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11

     1)    Title of each class of securities to which transaction applies:



     2)    Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:




[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and idenify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)    Amount Previously Paid:




     2)    Form, Schedule or Registration Statement No.:





     3)    Filing Party:





     4)    Date Filed:

                       FEDERATED PURCHASER, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on March 19, 1997



To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FEDERATED PURCHASER, INC., a New York corporation (the "Company"), will be held at the Company's executive offices, 268 Cliffwood Avenue, Cliffwood, New Jersey, on March 19, 1997, at 10:00 a.m., for the following purposes:

      1. To elect four (4) directors to serve until the next Annual Meeting and until their successors shall be duly elected and qualified;

      2. To ratify the appointment of Bederson & Company LLP, independent certified public accountants, as auditors for the Company's fiscal year ending October 31, 1997; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

      The Company's Board of Directors has fixed the close of business on February 6, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournment(s) thereof.

      A form of Proxy and Proxy Statement respecting the Annual Meeting, as well as a copy of the Company's Annual Report to Shareholders, are enclosed.

      You are cordially invited to attend the Annual Meeting in person.
Whether or not you plan to attend, you are urged to MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY in the accompanying envelope. Return of your proxy will not deprive you of your right to vote your shares in person at the Annual Meeting.

                                          By Order of the Board of Directors


                                          Harry J. Fallon
                                          President

Federated Purchaser, Inc.
268 Cliffwood Avenue
Cliffwood, New Jersey 07721
February 19, 1997

                           FEDERATED PURCHASER, INC.
                             268 CLIFFWOOD AVENUE
                          CLIFFWOOD, NEW JERSEY 07721
                               (908) 290-2900
                              PROXY STATEMENT FOR
               ANNUAL MEETING OF SHAREHOLDERS ON MARCH 19, 1997


      This Proxy Statement and the accompanying form of the proxy will be mailed or delivered to the shareholders of Federated Purchaser, Inc. (the "Company") on or about February 19, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on March 19, 1997 at 10:00 a.m. at the Company's executive offices, 268 Cliffwood Avenue, Cliffwood, New Jersey 07721, and any adjournment(s) of such Annual Meeting.
Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Company an instrument revoking it or a duly executed proxy bearing a later date; such proxy also will be revoked if the person granting the proxy is present at the Annual Meeting and elects to vote in person. The proxies hereby solicited vest in the proxy holders all voting rights of the shareholders signing such proxies held as of the date of this Proxy Statement.

      All expenses incurred in connection with this solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company may solicit proxies by telephone or personal interview, but will not receive any additional compensation therefor. The company will reimburse brokers, banks and other nominees for their reasonable expenses incurred in forwarding proxy materials.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

      Only shareholders of record at the close of business on February 6, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. As of such date, there were 1,611,317 shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), outstanding.

      The following table identifies those persons who are known by the Company to own beneficially more than 5% of the company's Common Stock as of February 6, 1997:

 Name and Address of Beneficial Owner      AMOUNT AND NATURE OF BENEFICIAL               PERCENT OF CLASS
                  (1)                               OWNERSHIP (2)
Harry J. Fallon                                        304,285                                 18.9%
123 Milligan Place
South Orange, NJ 07079
Peter Manganiello                                      220,496                                 13.7%
21 Heath Drive
Bridgewater, NJ  08807
Edward A. Cantor                                       130,155                                  8.1%
1203 West St. George Ave.
Linden, NJ 07036

______________________
(1) Mr. Manganiello disclaims beneficial ownership of 59,765 common shares. Mr. Fallon and Mr.
      Cantor have sole voting and investment power regarding their respective shares.

(2) Based on information provided to the Company. To the knowledge of the Company, no other person as of record date is the beneficial owner of more than 5% of the Company's Common Stock.
      The following table sets forth certain information respecting the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director of the Company, the Chief Executive Officer and by all directors and officers of the Company as a group, as of February 6, 1997:

       Name and Beneficial Owner           AMOUNT AND NATURE OF BENEFICIAL               PERCENT OF CLASS
                                                    OWNERSHIP (1)
Harry J. Fallon                                                304,285                         18.9%
Edmund L. Hoener                                                 2,538                           *
Edwin S. Shortess                                                3,178                           *
Jane A. Christy                                                 11,921                           *
ALL DIRECTORS AND OFFICERS AS A
GROUP (4 PERSONS)                                              321,922                         20.0%

_________________________

 *    Less than one percent of outstanding Common Stock.

                             ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of four (4) members. Accordingly, at the Annual Meeting the shareholders will elect four (4) directors, each to hold office until the next Annual Meeting and until his or her successor shall be duly elected and qualified. A plurality of the votes cast at the Annual Meeting is required to elect directors, provided a quorum is present. A quorum will require the presence (in person or by proxy) of the holders of a majority of the shares entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

      Unless a contrary specification is indicated, it is the intention of the persons named in the enclosed proxy to vote for the election of the nominees for director named below. In the event that a nominee is not available by reason of any unforeseen contingency, then the proxy will be voted for the balance of the nominees and for such persons as shall be designated by the remaining directors as a replacement nominee.

      THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS.

      The following table identifies each of the Board of Directors' nominees for director of the Company, the nominee's age, the period during which the nominee has served as a director, if any, the nominee's current position(s) with the Company, if any, the nominee's principal occupation and any other directorships held by the nominee in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or in any company registered as an investment company under the Investment Company Act of 1940:

         NOMINEE              AGE          DIRECTOR OF THE                     PRINCIPAL OCCUPATION
                                            COMPANY SINCE
Harry J. Fallon               70                1975          President of the Company
Edmund L. Hoener              66                1977          Former Vice President of the Howard Savings Bank;
                                                              Retired
Edwin S. Shortess             77                1989          Former President of Shortess-Rawson Associates;
                                                              Retired
Jane A. Christy               61                1989          Vice President/Operations of the Company


      Mr. Fallon, President of the Company since 1974, has been a director of the Company since 1975. He is also a director of Hickok Electrical Instrument Co., a manufacturer of electronic test equipment, located in Cleveland, Ohio. After the death of the Company's Chairman of the Board, Arthur C. Kammerman, in September 1992, Mr. Fallon served as acting Chairman of the Board of the Company until the election of Mr. Zlotnick in 1993. Mr. Fallon has been serving as acting Chairman of the Board since Mr. Zlotnick's resignation of that position in May, 1996.

      Mr. Hoener became a director of the Company in 1977. He was a Vice President of the Howard Savings Bank from October 1983 until his retirement in June 1990.

      Mr. Shortess became a director of the Company in 1989. From 1969 until his retirement in 1986, he was the founder and President of Shortess-Rawson Associates, a distributor of primarily electronic instrumentation and educational systems in the sciences and electronics.

      Ms. Christy became a director of the Company in 1989. She is currently Vice President of Operations of the Company and has been employed by the Company in various executive positions and offices for more than five years.

      None of the corporations or organizations with which Messrs. Hoener or Shortess has been employed during the past five years is a parent, subsidiary or other affiliate of the Company.

      During the Company's last fiscal year, the Board of Directors held four meetings; each director has attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that were held during the Company's last fiscal year.

      The Audit Committee has the authority to make recommendations to the Board of Directors concerning the selection of the Company's independent auditors and to review with the independent auditors the scope and results of the annual audit. The incumbent members of this Committee are Messrs. Hoener and Fallon. During the last fiscal year, the Audit Committee held one meeting. As a member of this Committee, Mr. Hoener receives $200 for each meeting he attends. Mr. Fallon receives no remuneration for his activities as a Committee member.

      The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board in the management of the business and affairs of the Company between meetings of the Board. The incumbent members of this Committee are Messrs. Shortess and Fallon. No meetings were held during the last fiscal year.

      The Company's Board of Directors has no standing nominating or compensation committees. The functions of the compensation committee were performed by the Board of Directors as a whole during the fiscal year ended October 31, 1996. The Board of Directors has assigned the responsibilities generally performed by the compensation committee to the Executive Committee for the fiscal year ending October 31, 1997.

      Each of the foregoing nominees for director was approved by the full Board of Directors. If, at any time, a shareholder desires to recommend a nominee for director, he or she may submit the nominee's name to the Company's President, Mr. Fallon, or any other member of the Board, who will then bring such recommendation to the attention of the full Board of Directors.



                              EXECUTIVE OFFICERS

      The executive officers of the Company are set forth in the table below. All executive officers are chosen at the annual meeting or interim meetings of the Board of Directors and serve at the pleasure of the Board of Directors.


          Name                         AGE                         POSITION                     PERIOD SERVED
Harry J. Fallon                        70              President                                 Since 1974
Jane A. Christy                        61              Vice President/Operations                 Since 1976
Marie Santasiri                        69              Secretary                                 Since 1986

      All of the executive officers listed in the preceding table have been employed by the Company in various executive positions and offices for more than five years.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Summary Compensation Table set forth below shows the compensation of the Chief Executive Officer of the Company for the past three fiscal years. The Chief Executive Officer is the only executive officer whose total annual salary and bonus exceeds $100,000.


			    SUMMARY COMPENSATION TABLE


NAME AND PRINCIPAL POSITION     	YEAR			SALARY
Harry J. Fallon, President and          1996                   $125,000
Chief Executive Officer                 1995                   $125,000
					1994                   $125,000

EMPLOYMENT CONTRACT

      In April 1986, Mr. Fallon entered into an employment agreement with the Company, the term of which commenced on November 1, 1986, expired on October 31, 1991 and was subsequently extended annually until October 31, 1995. The employment agreement provided that, among other things, Mr. Fallon will receive an annual salary in the amount of $125,000. Mr. Fallon has voluntarily deferred the receipt of $20,000 of such annual salary for each of the years ended October 31, 1995 and October 31, 1996. The Company and Mr. Fallon are presently negotiating the terms of his employment arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Fallon and Ms. Christy each served as a member of the Board of Directors, which acted in the place of a compensation committee during the fiscal year ended October 31, 1996. Mr. Fallon and Ms. Christy are also executive officers of the Company.

      During the fiscal year ended October 31, 1996, Mr. Fallon and Ms. Christy participated in deliberations concerning executive officer compensation in their capacities as members of the Board of Directors.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      The Company does not have a standing compensation committee. Decisions regarding compensation of the Company's executive officers generally are made by the Board of Directors as a whole. Pursuant to recently adopted rules designed to enhance disclosure of companies' policies regarding executive compensation, set forth below is a report submitted by Messrs. Fallon, Hoener, Shortess, and Ms. Christy, as members of the Company's Board of Directors, addressing the Company's compensation policies for 1995 as they affected Mr. Fallon, in his capacity as Chief Executive Officer of the Company, and other executive officers.

      Mr. Fallon is the only officer of the Company whose total compensation exceeded $100,000 during the fiscal year ended October 31, 1996.

      Mr. Fallon's current employment arrangement was negotiated by the Company on an arm's length basis and was designed to be competitive with compensation packages offered to other chief executive officers of similarly situated companies in the industry.

      The Company and Mr. Fallon are presently negotiating the terms of his employment arrangements.

      During the fiscal year ending October 31, 1997, the Executive Committee of the Board of Directors will perform the functions of the compensation committee.

      The foregoing report has been furnished by Messrs. Fallon, Hoener, Shortess, and Ms. Christy.

PERFORMANCE GRAPH

      The following line graph compares cumulative total shareholder return on the Company's Common Stock since October 31, 1992, based on the market price and assuming reinvestment of dividends, with the cumulative total return of companies on Standard & Poor's Composite 500 Index and a peer group index comprised of electronic parts distributors.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            FEDERATED PURCHASER, INC., S&P 500 COMPOSITE INDEX AND
               PEER GROUP INDEX OF ELECTRONIC PARTS DISTRIBUTORS









                    [graph illustrates relative performance
                              of Company shares]

Assumes $100 invested on October 31, 1991, at the prior day's closing market price in the Company's Common Stock, the S&P 500 Composite Index and a Peer Group Index comprised of Electronic Parts Distributors.

				INDEXED RETURNS [10/31/91 = 100]

 COMPANY/INDEX   		BASE YEAR      	1992          1993         1994          1995	      1996
FEDERATED PURCHASER INC.     	100.00         61.18         85.42        50.05         28.57         38.85
S&P 500 COMP-LTD		100.00        109.95        176.59       131.27        165.98	     205.97
PEER GROUP(1)                   100.00        140.67        168.76       167.15        215.54        197.41


_______________________

(1)   The Peer Group Index is comprised of the following:

            PEER GROUP

            All American Semiconductor	Nu Horizons Electrs Corp.
            Arrow Electronics Inc.  	Pioneer Standard Electronics
            Avnet Inc.              	Premier Industrial CP.
            Bell Industries Inc.    	Richardson Elec Ltd.
            Electrocon Intl Inc.    	Southern Electronics Corp.
            Jaco Electronics Inc.   	Sterling Electronics
            Kent Electronics Corp.  	Western Micro Technology Inc.
            Marshall Industries     	Wyle Laboratories
            Milgray Electronics Inc.	Zing Technologies, Inc.


      Although the foregoing companies are all distributors of electronic parts and may be considered to be in the same industry as the Company, each has significantly greater revenues and assets. The Company is unable to construct a peer group index comprised of companies in the industry with similar financial characteristics because such companies are privately held.


      Because the Company was delisted by NASDAQ in July, 1992, data from that time through October 31, 1996 are as reported by the National Quotation Bureau, Inc. and are based upon the average of high and low bid prices.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On November 15, 1994, Federated sold 100% of the shares of Freedom Electronics to Freedom's President, Steven J. Carbone. In consideration, Federated received approximately $350,000, including $100,000 in cash, a $210,000 promissory note and 88,889 shares of common stock of Federated (representing 4.9% of the class outstanding) owned by Carbone. The promissory note bears interest at 7% per annum and becomes payable in full in November, 1998. In addition, the parties entered into customary covenants not to compete, pursuant to which Federated would become entitled to receive $90,000 over a period of four years. As part of this transaction, certain intercompany indebtedness was satisfied for which Federated was paid an additional $656,000 in cash. The Company believes that the transaction is on terms no less favorable than those which could reasonably have been obtained from unaffiliated parties.

      Prior to the transaction, Mr. Carbone served on the Board of Directors of Federated. The transaction was approved by a unanimous vote of all of the non-interested directors of Federated, all of whom also served on the Board of Directors of Freedom.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF BEDERSON & COMPANY LLP AS AUDITORS FOR THE 1997 FISCAL YEAR.

                               VOTING PROCEDURES

      Each shareholder is entitled at each meeting to one vote for each share of stock registered in the shareholder's name. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. All other corporate action is authorized by a majority of the votes cast.

      Under New York corporate law, any corporate action other than the election of directors must be authorized by a majority of votes cast. An abstention from voting on a matter by a stockholder at the Annual Meeting is not considered to be a vote cast.


                                 OTHER MATTERS

      The Company's Board of Directors is aware of no other matters to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting or any adjournment(s) thereof, the proxies to which this statement relates will be voted or acted upon in accordance with the judgment of the persons authorized therein.


                       PROPOSALS FOR 1998 ANNUAL MEETING

      Shareholder proposals for the 1998 Annual Meeting must be received at the principal executive offices of the Company, 268 Cliffwood Avenue, Cliffwood, New Jersey 07721, no later than October 17, 1997 for inclusion in the 1998 proxy statement and form of proxy relating to that Annual Meeting.

                                          By Order of the Board of Directors


					  /S/ HARRY J. FALLON
                                          Harry J. Fallon
                                          PRESIDENT
Federated Purchaser, Inc.
268 Cliffwood Avenue
Cliffwood, New Jersey 07721
February 19, 1997